EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with Amendment No. 2 to the Annual Report on Form 10-KSB (the "Report") of Cambridge Holdings, Ltd. (the "Company") for the year ended June 30, 2004, each of the undersigned Gregory Pusey, the President and Chief Executive Officer of the Company, and Jeffrey G. McGonegal, the Senior Vice President-Finance and Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 25, 2005                    /s/ Gregory Pusey
                                           ---------------------------------
                                           Gregory Pusey, President and
                                           Chief Executive Officer


Dated:  August 25, 2005                    /s/ Jeffrey G. McGonegal
                                           ---------------------------------
                                           Jeffrey G. McGonegal, Senior Vice
                                           President-Finance and
                                           Chief Financial Officer


                                    * * * * *


A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.